Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

Third Quarter of Fiscal 2005

MOUNTAIN VIEW, Calif. August 17, 2005 – Synopsys, Inc. (Nasdaq:  SNPS), a world leader in semiconductor design software, today reported results for its third quarter ended July 31, 2005.

For the third quarter of fiscal 2005, Synopsys reported revenue of $251.5 million, a 3% increase compared to the second quarter of fiscal 2005, and an 11% decrease from $281.7 million in the third quarter of fiscal 2004.  For the nine-month period ended July 31, 2005, revenue was $737.1 million, a decrease of 14% from revenue of $861.5 million for the same period in fiscal 2004.  The year-over-year comparisons reflect the company’s shift to an almost-fully ratable license model initiated in the fourth quarter of fiscal 2004, under which most of the company’s license revenue is recognized over time rather than upfront in the quarter shipped.  As a result, in the most recent quarter more than 90% of revenue came from backlog.

“I am very pleased to report that in our third quarter, we continued in the strong direction set in the first half of the year, making excellent progress on our objectives to increase revenue, improve operating margin and grow earnings under a more predictable and stable business model,” said Aart de Geus, Chairman and Chief Executive Officer of Synopsys.

GAAP Results

On a generally accepted accounting principles (GAAP) basis, for the third quarter of fiscal 2005 net income was $17.3 million, or $0.12 per share, compared to a loss of ($0.03) per share in the second quarter of fiscal 2005.   In the third quarter of last year, net income was $41.8 million, or $0.26 per share.  Third quarter fiscal 2005 results include a $33 million litigation settlement received in connection with the acquisition of Nassda Corporation, which closed in May 2005.

GAAP net loss for the nine-month period ended July 31, 2005 was ($2.0) million, or ($0.01) per share, compared to net income of $102.7 million, or $0.63 per share, for the same period in 2004.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2005 was $15.2 million, or $0.10 per share, compared to $0.09 per share in the second quarter of 2005.  In the third quarter of last year, non-GAAP net income was $53.2 million, or $0.33 per share.

Non-GAAP net income for the nine-month period ended July 31, 2005 was $42.6 million, or $0.29 per share, compared to $164.6 million, or $1.01 per share, for the same period in 2004.  Non-GAAP net income consists of GAAP net income excluding, to the extent incurred in a particular quarter or period, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management are extraordinary.

The decreases in GAAP and non-GAAP net income for these periods were due primarily to lower revenues as a result of our shift to a more than 90% ratable license model.

Financial Targets

Synopsys also announced its operating model targets for the fourth quarter and full fiscal year 2005.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal 2005 Targets:

•                  Revenue: $248 million - $258 million

•                  GAAP expenses: $243 million - $254 million

•                  Non-GAAP expenses: $227 million - $237 million

•                  Other income and expense: $0 million – $4 million

•                  Fully diluted outstanding shares: 142 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations: 29%

•                  GAAP earnings: ($0.02) - $0.01 per share

•                  Non-GAAP earnings: $0.07 - $0.11 per share

•                  Revenue from backlog:  more than 90% of revenue

Full-Year Fiscal Year 2005 Targets

•                  Revenue: $985 million - $995 million

•                  Fully diluted outstanding shares: 142 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations: 31%

•                  GAAP earnings: ($0.03) - $0.00 per share

•                  Non-GAAP earnings: $0.36 - $0.40 per share

•                  We continue to expect GAAP cash flow from operations to be approximately $200 million

These targets supersede all fiscal 2005 financial targets previously published by Synopsys.

GAAP Reconciliation

Synopsys’ management evaluates and makes operating decisions about its business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant extraordinary items are ongoing and recurring operating costs of its core software and service business operations.  Therefore, management adjusts the following GAAP financial measures included in this earnings release to exclude such costs, to the extent incurred in a particular quarter: total cost of revenue, gross margin, total operating expenses, operating (loss) income, (loss) income before (benefit from) provision for income taxes, (benefit from) provision for income taxes, net (loss) income and net (loss) income per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.   Similarly, the Company does not undertake significant restructuring or realignments on a predictable cycle, and thus excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.   However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Third Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP earnings per share and non-GAAP expenses for the third quarter of fiscal 2005.

GAAP to Non-GAAP Reconciliation of Third Quarter Results

Income Statement Reconciliation	Three Months Ended July 31,		Nine Months Ended July 31,
(in thousands)	2005	2004	2005	2004

GAAP net income	$17,294	$41,828	$(2,003)	$102,719
Amortization of intangible assets and deferred stock compensation	24,451	34,092	98,330	102,927
Merger termination fee	—	—	—	10,000
In-process research and development		—	5,700	—
Work force realignment charges at a lower cost than estimated	—	—	—	513
Litigation settlement	(33,000)	—	(33,000)	—
Tax effect	6,442	(22,692)	(26,429)	(51,525)
Non-GAAP net income	$15,187	$53,228	$42,598	$164,634

	Three Months Ended July 31,		Nine Months Ended July 31,
Earnings Per Share Reconciliation	2005	2004	2005	2004

GAAP earnings per share	$0.12	$0.26	$(0.01)	$0.63
Amortization of intangible assets and deferred stock compensation	0.17	0.21	0.67	0.63
Merger termination fee	—	—	—	0.06
In-process research and development	—	—	0.04	—
Work force realignment charges at a lower cost than estimated	—	—	—	—
Litigation settlement	(0.23)	—	(0.23)	—
Tax effect	0.04	(0.14)	(0.18)	(0.31)
Non-GAAP earnings per share	$0.10	$0.33	$0.29	$1.01

Shares used in calculation	145,671	160,346	146,120	162,638

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Target Fourth Quarter and Fiscal Year 2005 Targets

(in thousands, except per share data)

	Range for Three Months Ending October 31, 2005
	Low	High
Target GAAP expenses	$243,000	$254,000
Adjustment:
Estimated impact of amortization of intangible assets and deferred stock compensation	(16,000)	(17,000)
Target non-GAAP expenses	$227,000	$237,000

	Range for Three Months Ending October 31, 2005
	Low	High
Target GAAP earnings per share	$(0.02)	$0.01
Adjustment:
Estimated impact of amortization of intangible assets and deferred stock compensation per share	0.11	0.12
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)
Target non-GAAP earnings per share	$0.07	$0.11

Shares used in calculation (midpoint of target range)	146,000	146,000

	Range for Fiscal Year Ending October 31, 2005
	Low	High
Target GAAP earnings per share	$(0.03)	$—
Adjustment:
In-process research and development	0.04	0.04
Estimated impact of amortization of intangible assets and deferred stock compensation per share	0.78	0.79
Litigation settlement	(0.23)	(0.23)
Income tax effect of non-GAAP adjustments	(0.20)	(0.20)
Target non-GAAP earnings per share	$0.36	0.40

Shares used in calculation (midpoint of target range)	146,000	146,000

Additional Financial Information Available on Synopsys Website

In connection with this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q305.pdf.  Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-230-1085 (612-288-0329 for international callers), access code 791814, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of Synopsys’ results for the fourth quarter of fiscal 2005 in November 2005.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer, and Rex Jackson, Acting Chief Financial Officer, Senior Vice President and General Counsel, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this release, copies of the prepared remarks of the Chief Executive Officer and Acting Chief Financial Officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter earnings call in November 2005, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2005 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in November 2005.  Furthermore, Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal 2005 in its Quarterly Report on Form 10-Q to be filed in September 2005.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “GAAP Reconciliation – Reconciliation of Estimated Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including but not limited to the risk of:

•                  weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  lower-than-anticipated new IC design starts;

•                  competition in the market for Synopsys’ products and services;

•                  failure to continue to improving Synopsys’ existing products;

•                  failure to successfully develop additional intellectual property blocks for Synopsys’ IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the ongoing integration of the products and operations of acquired companies or assets into Synopsys’ products and operations; and

•                  continued downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue.

In addition, Synopsys’ target operating expenses and earnings per share on a GAAP basis for the fiscal quarter ending October 31, 2005 and target earnings per share and estimated operating cash flow on a GAAP basis for full fiscal year 2005 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its intangible assets have become impaired, (ii) changes in deferred stock compensation expenses caused by employee terminations, (iii) application of the actual consolidated GAAP tax rate for such periods, (iv) integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with future acquisitions, if any, and (v) increases or decreases to estimated capital expenditures.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission, and which are available at www.sec.gov, particularly the information contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2005 filed with the SEC on June 2, 2005 under the caption entitled “Factors That May Affect Future Results.”  Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

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Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Three Months Ended July 31, 2005			Three Months Ended July 31, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Time-based license	$188,742	—	$188,742	$164,398	—	$164,398
Upfront license	16,171	—	16,171	62,352	—	62,352
Service	46,537	—	46,537	54,931	—	54,931
Total revenue	251,450	—	251,450	281,681	—	281,681
Cost of revenue:
License	25,268	—	25,268	23,377	—	23,377
Maintenance and services	17,812	—	17,812	15,379		15,379
Amortization of intangible assets and deferred stock compensation	16,285	(16,285)	—	25,562	(25,562)	—
Total cost of revenue	59,365	(16,285)	43,080	64,318	(25,562)	38,756
Gross margin	192,085	16,285	208,370	217,363	25,562	242,925
Operating expenses:
Research and development	81,948	—	81,948	68,471		68,471
Sales and marketing	83,160	—	83,160	70,395		70,395
General and administrative	25,122	—	25,122	28,194		28,194
Amortization of intangible assets and deferred stock compensation	8,166	(8,166)	—	8,530	(8,530)	—
Total operating expenses	198,396	(8,166)	190,230	175,590	(8,530)	167,060
Operating (loss) income	(6,311)	24,451	18,140	41,773	34,092	75,865
Other income, net	35,895	(33,000)	2,895	1,277	—	1,277
Income before provision for income taxes	29,584	(8,549)	21,035	43,050	34,092	77,142
Provision for income taxes	12,290	(6,442)	5,848	1,222	22,692	23,914
Net income	$17,294	$(2,107)	$15,187	$41,828	$11,400	$53,228
Basic earnings per share:
Net income per share	$0.12		$0.11	$0.27		$0.34
Weighted-average common shares	143,862		143,862	155,199		155,199
Diluted earnings per share:
Net income per share	$0.12		$0.10	$0.26		$0.33
Weighted-average common shares and equivalents	145,671		145,671	160,346		160,346

(1)   The Company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Nine Months Ended July 31, 2005			Nine Months Ended July 31, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Time-based license	$550,807	—	$550,807	$497,942	—	$497,942
Upfront license	44,152	—	44,152	197,654	—	197,654
Service	142,134	—	142,134	165,953	—	165,953
Total revenue	737,093	—	737,093	861,549	—	861,549
Cost of revenue:
License	73,316	—	73,316	61,350	197	61,547
Maintenance and services	53,264	—	53,264	52,471	111	52,582
Amortization of intangible assets and deferred stock compensation	72,483	(72,483)	—	76,517	(76,517)	—
Total cost of revenue	199,063	(72,483)	126,580	190,338	(76,209)	114,129
Gross margin	538,030	72,483	610,513	671,211	76,209	747,420
Operating expenses:
Research and development	234,890	—	234,890	208,944	754	209,698
Sales and marketing	247,929	—	247,929	216,026	580	216,606
General and administrative	74,656	—	74,656	95,805	(12,155)	83,650
In-process research and development	5,700	(5,700)	—	—	—	—
Amortization of intangible assets and deferred stock compensation	25,847	(25,847)	—	26,410	(26,410)	—
Total operating expenses	589,022	(31,547)	557,475	547,185	(37,231)	509,954
Operating (loss) income	(50,992)	104,030	53,038	124,026	113,440	237,466
Other income (expense), net	42,416	(33,000)	9,416	1,133	—	1,133
(Loss) income before (benefit from) provision for income taxes	(8,576)	71,030	62,454	125,159	113,440	238,599
(Benefit from) provision for income taxes	(6,573)	26,429	19,856	22,440	51,525	73,965
Net income	$(2,003)	$44,601	$42,598	$102,719	$61,915	$164,634
Basic earnings per share:
Net income per share	$(0.01)		$0.29	$0.66		$1.06
Weighted-average common shares	144,910		144,910	155,437		155,437
Diluted earnings per share:
Net income per share	$(0.01)		$0.29	$0.63		$1.01
Weighted-average common shares and equivalents	144,910		146,120	162,638		162,638

(1)   The Company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands)

	July 31, 2005	October 31, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$319,954	$346,709
Short-term investments	179,460	232,320
Total cash, cash equivalents and short-term investments	499,414	579,029
Accounts receivable, net of allowances of $4,112 and $7,113, respectively	108,673	132,258
Deferred income taxes	126,587	125,601
Income taxes receivable	46,522	46,583
Prepaid expenses and other current assets	20,607	29,562
Total current assets	801,803	913,033
Property and equipment, net	174,918	178,155
Long-term investments	9,143	12,831
Goodwill	764,080	593,706
Intangible assets, net	158,020	198,069
Long-term deferred taxes	154,970	146,360
Other assets	59,529	50,033
Total assets	$2,122,463	$2,092,187

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$211,119	$184,146
Current portion of long-term debt	282	—
Accrued income taxes	197,315	188,096
Deferred revenue	415,448	368,913
Total current liabilities	824,164	741,155
Deferred compensation and other liabilities	61,139	51,794
Long-term deferred revenue	34,986	34,189
Stockholders’ equity:
Common stock, $0.01 par value per share; 400,000 shares authorized; 144,192 and 147,378 shares outstanding, respectively	1,442	1,474
Additional paid-in capital	1,256,806	1,240,568
Retained earnings	190,390	202,146
Treasury stock, at cost; 12,953 and 9,759 shares, respectively	(229,500)	(175,762)
Deferred stock compensation	(1,887)	(2,732)
Restricted stock	(687)	—
Accumulated other comprehensive loss	(14,390)	(645)
Total stockholders’ equity	1,202,174	1,265,049
Total liabilities and stockholders’ equity	$2,122,463	$2,092,187

(1)   The Company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(2,003)	$102,719
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	139,919	144,530
Deferred taxes	(22,058)	—
In-process research and development	5,700	—
Write-down of long-term investments	2,564	1,901
Provision for doubtful accounts and sales returns	(3,594)	—
Net change in unrecognized gains and losses on foreign exchange contracts	(13,995)	(11,142)
Gain on sale of short- and long-term investments	323	(867)
Net changes in operating assets and liabilities:
Accounts receivable	47,825	58,134
Income taxes receivable	61	22,795
Prepaid expenses and other current assets	9,647	(10,779)
Other assets	(9,317)	(13,449)
Accounts payable and accrued liabilities	(2,268)	(49,042)
Accrued income taxes	(5,481)	(19,286)
Deferred revenue	37,851	(6,097)
Deferred compensation and other liabilities	9,681	11,053
Net cash provided by operating activities	194,855	230,470
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	252,417	795,643
Purchases of short-term investments	(200,256)	(821,655)
Proceeds from sale of long-term investments	—	412
Purchases of long-term investments	—	(6,144)
Purchases of property and equipment, net	(34,728)	(35,073)
Cash paid for acquisitions, net of cash received	(171,420)	(39,730)
Capitalization of software development costs	(2,215)	(2,056)
Net cash used in investing activities	(156,202)	(108,603)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	75,000	200,000
Payments on credit facility	(75,000)	(200,000)
Issuances of common stock	24,421	141,892
Purchases of treasury stock	(88,385)	(288,336)
Net cash used in financing activities	(63,964)	(146,444)
Effect of exchange rate changes on cash	(1,444)	(497)
Net decrease in cash and cash equivalents	(26,755)	(25,074)
Cash and cash equivalents, beginning of period	346,709	524,308
Cash and cash equivalents, end of period	$319,954	$499,234

(1)   The Company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.

For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.